Exhibit 99.1

CareCloud Reports Second Quarter 2026 Results

Revenue Grows 16%; Ninth Consecutive Quarter of Positive GAAP Net Income

SOMERSET, N.J., August 6, 2026 (GLOBE NEWSWIRE)—CareCloud, Inc. (Nasdaq: CCLD), a leader in AI-powered healthcare technology and revenue cycle management solutions for medical practices and health systems nationwide, today announced financial results for the quarter ended June 30, 2026 and reaffirmed its full-year guidance.

Second Quarter 2026 Financial Highlights:

●	Revenue of $31.9 million, compared to $27.4 million in Q2 2025
●	GAAP net income of $1.1 million, compared to $2.9 million in Q2 2025
●	GAAP EPS of $0.00 per share, compared to $0.04 per share in Q2 2025
●	Adjusted EBITDA of $5.9 million, compared to $6.5 million in Q2 2025

Year-to-date 2026 Highlights:

●	Revenue of $63.2 million, compared to $55.0 million in the same period last year
●	GAAP net income of $2.0 million, compared to $4.9 million in the same period last year
●	GAAP EPS of ($0.01) per share, compared to $0.02 per share in the same period last year
●	Adjusted EBITDA of $11.3 million, compared to $12.1 million in the same period last year

Key Second Quarter Accomplishments:

●	Compliance and Audit-Defense Market Entry: Expanded the product portfolio through the acquisition of Empower Healthcare & Compliance Partners, opening a new growth opportunity by bringing trusted compliance, audit-defense, and regulatory expertise to CareCloud’s network of more than 40,000 providers.
●	Full Redemption of Series B Preferred Stock: Completed the redemption of all outstanding Series B Preferred Stock on May 15, 2026.
●	Sustained Profitability: Delivered the ninth consecutive quarter of positive GAAP net income.

Management Commentary

“This quarter we grew revenue 16%, delivered our ninth consecutive quarter of positive GAAP net income, and entered the compliance and audit-defense market through our acquisition of Empower Healthcare. We’re investing deliberately in what we believe defines our next phase of growth — our AI solutions, our expanding capabilities, and the cross-sell opportunity across our more than 40,000 providers.” — Stephen Snyder, Chief Executive Officer, CareCloud

“Our AI and acquisition strategies have become a single, unified growth engine. Every platform we bring into CareCloud becomes smarter, faster, and more valuable when we layer in our AI capabilities. We are still in the early innings of unlocking the cross-sell potential across our expanded client base, and we are increasingly seeing customers adopt our AI-enabled offerings.” — A. Hadi Chaudhry, Chief Strategy Officer, CareCloud

“As expected, profitability this quarter reflects deliberate investments we are making today — increased R&D spending on our AI-enabled capabilities and increased interest expense from simplifying our capital structure through the Series B redemption — that we believe will deliver returns over time. We expect these investments to enhance scalability, improve operational efficiency, and support long-term margin expansion.” — Norman Roth, Interim Chief Financial Officer and Corporate Controller, CareCloud

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2026 Outlook

The Company is reaffirming its guidance for calendar year 2026.

For the Fiscal Year Ending December 31, 2026	Full Year 2026 Guidance
Revenue	$128 – $132 million
Adjusted EBITDA	$29 – $31 million
GAAP Net Income Per Share (EPS)	$0.20 – $0.23

Our expectations regarding future profitability, including adjusted EBITDA and earnings-per-share guidance, are based on management’s current beliefs and assumptions regarding, among other things, the signing and continuation of certain client and vendor relationships, the anticipated timing and scope of client projects, and our timely execution of integration and expense-management initiatives intended to align our cost structure with those objectives.

Conference Call Information

CareCloud management will host a live conference call today, August 6, 2026, at 8:30 a.m. Eastern Time to discuss second quarter 2026 results and the Company’s 2026 strategy.

Webcast: ir.carecloud.com/events

Dial-in (Audio Only): 201-389-0920 | Reference: “CareCloud, Inc. Second Quarter 2026 Results Conference Call.”

Replay Dial-in: 412-317-6671 | Access Code: 13761329 (available approximately 3 hours after the call).

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of AI and technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at carecloud.com.

Follow CareCloud on LinkedIn, X and Facebook.

For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

Contacts

Company Contact:	Investor Contact:

Norman Roth	Stephen Snyder
Interim Chief Financial Officer and Corporate Controller	Chief Executive Officer
CareCloud, Inc.	CareCloud, Inc.
nroth@carecloud.com	ir@carecloud.com

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, manage and keep our information systems secure and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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CARECLOUD, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2026 AND DECEMBER 31, 2025

($ in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash	$13,395	$3,117
Restricted cash	-	500
Accounts receivable - net	14,117	15,062
Contract asset	3,426	3,664
Inventory	471	507
Current assets - related party	16	16
Prepaid expenses and other current assets	2,758	2,872
Total current assets	34,183	25,738
Property and equipment - net	7,259	7,775
Operating lease right-of-use assets	4,864	3,106
Intangible assets - net	14,929	18,968
Goodwill	31,835	31,442
Other assets	779	569
TOTAL ASSETS	$93,849	$87,598
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,071	$6,937
Accrued compensation	3,846	4,136
Accrued expenses	5,943	5,970
Operating lease liability (current portion)	1,573	927
Deferred revenue (current portion)	4,507	4,148
Term loans and other (current portion)	10,756	728
Contingent consideration (current portion)	400	909
Dividend payable	392	668
Total current liabilities	33,488	24,423
Term loans and other	29,223	441
Borrowings under line of credit	9,000	-
Contingent consideration	290	232
Operating lease liability	3,462	2,187
Deferred revenue	934	809
Deferred tax liability	50	-
Total liabilities	76,447	28,092
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 984,530 shares at June 30, 2026 and December 31, 2025. Series B, issued and outstanding 0 and 1,511,372 shares at June 30, 2026 and December 31, 2025, respectively.	1	2
Common stock, $0.001 par value - authorized 85,000,000 shares. Issued 43,234,658 and 43,178,748 shares at June 30, 2026 and December 31, 2025, respectively. Outstanding 42,493,859 and 42,437,949 shares at June 30, 2026 and December 31, 2025, respectively.	43	43
Additional paid-in capital	75,735	119,936
Accumulated deficit	(53,788)	(55,832)
Accumulated other comprehensive loss	(3,927)	(3,981)
Less: 740,799 common shares held in treasury, at cost at June 30, 2026 and December 31, 2025	(662)	(662)
Total shareholders’ equity	17,402	59,506
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$93,849	$87,598

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

($ in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NET REVENUE	$31,880	$27,377	$63,150	$55,009
OPERATING EXPENSES:
Direct operating costs	17,457	14,480	34,307	29,944
Selling and marketing	1,300	1,118	2,714	2,249
General and administrative	5,370	4,358	10,866	8,690
Research and development	2,194	1,020	4,610	2,255
Change in contingent consideration	(34)	-	23	-
Depreciation and amortization	3,731	3,382	7,768	6,719
Restructuring costs	-	23	-	137
Total operating expenses	30,018	24,381	60,288	49,994
OPERATING INCOME	1,862	2,996	2,862	5,015
OTHER:
Interest income	73	51	83	93
Interest expense	(815)	(68)	(873)	(126)
Other income (expense) - net	104	(35)	126	(49)
INCOME BEFORE PROVISION FOR INCOME TAXES	1,224	2,944	2,198	4,933
Income tax provision	102	42	154	83
NET INCOME	$1,122	$2,902	$2,044	$4,850

Preferred stock dividend	941	1,365	2,306	4,176
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$181	$1,537	$(262)	$674

Net income (loss) per common share: basic and diluted	$0.00	$0.04	$(0.01)	$0.02
Weighted-average common shares used to compute basic and diluted loss per share	42,493,449	42,321,629	42,482,758	33,118,912

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

($ in thousands)

	2026	2025
OPERATING ACTIVITIES:
Net income	$2,044	$4,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,858	6,855
Lease amortization	896	901
Provision for expected credit losses	118	169
Provision for deferred income taxes	50	-
Foreign exchange loss	15	1
Interest accretion	208	219
Change in contingent consideration	23	-
Stock-based compensation expense	128	219
Changes in operating assets and liabilities:
Accounts receivable	827	(958)
Contract asset	238	411
Inventory	36	51
Other assets	73	(838)
Accounts payable and other liabilities	(2,146)	377
Deferred revenue	316	264
Net cash provided by operating activities	10,684	12,521
INVESTING ACTIVITIES:
Purchases of property and equipment	(937)	(1,786)
Capitalized software and other intangible assets	(1,620)	(1,677)
Payment for acquisitions	(681)	(40)
Net cash used in investing activities	(3,238)	(3,503)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(6,436)	(3,317)
Payment of contingent consideration	(618)	-
Payment of tax withholding on stock issued to employees	(1)	(22)
Proceeds from term loan	39,739	-
Repayments of notes payable and term loan	(1,191)	(355)
Redemption of Series B Preferred Stock	(38,169)	-
Proceeds from line of credit	9,000	-
Net cash provided by (used in) financing activities	2,324	(3,694)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND RESTRICTED CASH	8	(29)
NET INCREASE IN CASH AND RESTRICTED CASH	9,778	5,295
CASH AND RESTRICTED CASH - Beginning of the period	3,617	5,145
CASH - End of the period	$13,395	$10,440
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Series A Preferred Stock and accrued dividends to common stock	$-	$2,435
Dividends declared, not paid	$392	$714
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$158	$144
Interest	$517	$44

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	($ in thousands)
Net revenue	$31,880	$27,377	$63,150	$55,009

GAAP net income	1,122	2,902	2,044	4,850

Provision for income taxes	102	42	154	83
Net interest expense	742	17	790	33
Foreign exchange loss / other expense	54	41	86	60
Stock-based compensation expense	64	111	128	219
Depreciation and amortization	3,731	3,382	7,768	6,719
Change in contingent consideration	(34)	-	23	-
Transaction and integration costs	166	11	324	23
Restructuring costs	-	23	-	137
Adjusted EBITDA	$5,947	$6,529	$11,317	$12,124

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Non-GAAP Adjusted Operating Income to GAAP Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating income and GAAP operating margin.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	($ in thousands)
Net revenue	$31,880	$27,377	$63,150	$55,009

GAAP net income	1,122	2,902	2,044	4,850
Provision for income taxes	102	42	154	83
Net interest expense	742	17	790	33
Other (income) expense - net	(104)	35	(126)	49
GAAP operating income	1,862	2,996	2,862	5,015
GAAP operating margin	5.8%	10.9%	4.5%	9.1%

Stock-based compensation expense	64	111	128	219
Amortization of purchased intangible assets	945	193	1,873	282
Transaction and integration costs	166	11	324	23
Change in contingent consideration	(34)	-	23	-
Restructuring costs	-	23	-	137
Non-GAAP adjusted operating income	$3,003	$3,334	$5,210	$5,676
Non-GAAP adjusted operating margin	9.4%	12.2%	8.3%	10.3%

Non-GAAP Adjusted Net Income to GAAP Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net income and GAAP net income per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	($ in thousands )
GAAP net income	$1,122	$2,902	$2,044	$4,850

Foreign exchange loss / other expense	54	41	86	60
Stock-based compensation expense	64	111	128	219
Amortization of purchased intangible assets	945	193	1,873	282
Transaction and integration costs	166	11	324	23
Change in contingent consideration	(34)	-	23	-
Restructuring costs	-	23	-	137
Income tax expense related to goodwill	50	-	50	-
Non-GAAP adjusted net income	$2,367	$3,281	$4,528	$5,571

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	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income (loss) attributable to common shareholders, per share	$0.00	$0.04	$(0.01)	$0.02
Impact of preferred stock dividend	0.03	0.03	0.06	0.09
Net income per end-of-period share	0.03	0.07	0.05	0.11

Foreign exchange loss / other expense	0.00	0.00	0.00	0.00
Stock-based compensation expense	0.01	0.00	0.01	0.01
Amortization of purchased intangible assets	0.02	0.00	0.04	0.01
Transaction and integration costs	0.00	0.00	0.01	0.00
Change in contingent consideration	0.00	0.00	0.00	-
Restructuring costs	-	0.00	-	0.00
Income tax expense related to goodwill	0.00	-	0.00	-
Non-GAAP adjusted earnings per share	$0.06	$0.07	$0.11	$0.13

End-of-period common shares	42,493,859	42,322,039	42,493,859	42,322,039

For purposes of determining non-GAAP adjusted earnings per share, the Company used the number of common shares outstanding as of June 30, 2026 and 2025. Non-GAAP adjusted earnings per share does not take into account dividends declared or earned on preferred stock.

Net cash provided by operating activities to free cash flow

Set forth below is a reconciliation of our non-GAAP “free cash flow” to our GAAP net cash provided by operating activities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	($ in thousands)
Net cash provided by operating activities	$7,073	$7,408	$10,684	$12,521

Purchases of property and equipment	(525)	(1,162)	(937)	(1,786)
Capitalized software and other intangible assets	(800)	(831)	(1,620)	(1,677)
Free cash flow	$5,748	$5,415	$8,127	$9,058

Net cash used in investing activities [1]	$(2,006)	$(1,993)	$(3,238)	$(3,503)
Net cash provided by (used in) financing activities	$4,474	$(1,762)	$2,324	$(3,694)

1. Net cash used in investing activities includes payments for acquisitions, purchases of property and equipment and capitalized software and other intangible assets. Purchases of property and equipment and capitalized software and other intangible assets are included in our computation of free cash flow.

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Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, and change in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, and change in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, change in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange loss/other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

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Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Contingent consideration. Contingent consideration represents the portion of consideration payable to the seller of some of our acquisitions, the amount of which is based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring costs primarily consist of severance and separation costs associated with the optimization of the Company’s operations and profitability improvements. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Income tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Free cash flow. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company’s financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net operating results as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

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